SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 27, 2008
CITIZENS & NORTHERN CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-16084	23-2451943

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

90-92 Main Street, Wellsboro, PA	16901

(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (570) 724-3411
N/A
(Former name or former address, if changed since last report)

ITEM 8.01.	Other Events
Citizens & Northern Corporation announced the Company has joined the broad-market Russell 3000® Index when Russell Investments reconstituted its U.S. and global equity indexes on June 27, 2008, according to information available on www.russell.com. On July 1, 2008, Citizens & Northern Corporation issued a press release titled “Citizens & Northern Corporation Joins Russell 3000 Index,” a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits
(a) Not applicable.
(b) Not applicable.
(c) Not applicable.
(d) Exhibits.
Exhibit 99.1: Press Release issued by Citizens & Northern Corporation dated July 1, 2008, titled “Citizens & Northern Corporation Joins Russell 3000 Index.”
Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

CITIZENS & NORTHERN CORPORATION
Date: 7/1/08	By:	Mark A. Hughes /s/
Treasurer and Chief Financial Officer